UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2012

NORTEL NETWORKS

CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5945 AIRPORT ROAD, SUITE 360, MISSISSAUGA, ONTARIO, CANADA		L4V 1R9
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 19, 2012, Nortel Networks Corporation (NNC) announced that it, Nortel Networks Limited (NNL), and certain other Nortel entities including Nortel Networks Inc, Nortel Networks UK Limited (in administration) and Nortel Networks S.A. (in administration and liquidation judicaire) have entered into an Allocation Settlement Agreement (Agreement) with Nortel entities in the Asia Pacific (APAC) and Caribbean and Latin America (CALA) regions (4th Estate Entities) providing for, among other matters, a final allocation to the 4th Estate Entities from the sale proceeds of Nortel’s businesses.

Under the terms of the Agreement, a total of US$45 million from the sale proceeds held in escrow will be allocated among the 4th Estate Entities that participated in the various global business sales. The Agreement further provides for acknowledgement and agreement on inter-company payables and receivables among the 4th Estate Entities as well as between the 4th Estate Entities and other Nortel entities party to the Agreement, as at a certain date. Thus, conclusion of the Agreement will enable the 4th Estate Entities to commence liquidation proceedings in their respective jurisdictions, all part of Nortel’s global wind down and another important step toward the conclusion of the creditor protection proceedings.

The Agreement is subject to court approval in Canada and the U.S. Upon receipt of court approvals and completion of the Agreement, the 4th Estate Entities will have no further claim to the sale proceeds held in escrow and no longer be a party to the mediation. As previously reported, the current mediation process commenced with an introductory session held on April 24, 2012 before the court-appointed mediator, the Honourable Warren K. Winkler, Chief Justice of Ontario. Apart from the allocation provided for under the Agreement as described above, the mediation process continues with respect to the determination of inter-estate matters including the allocation of the remainder of the sale proceeds among the various other Nortel entities that participated in the sales of Nortel’s businesses.

Item 8.01	Other Events

As previously announced, Nortel does not expect that the Company’s common shareholders or the NNL preferred shareholders will receive any value from the creditor protection proceedings and expects that the proceedings will result in the cancellation of these equity interests.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by Nortel Networks Corporation on June 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/S/ ANNA VENTRESCA
Anna Ventresca General Counsel-Corporate and Corporate Secretary

By:	/S/ CLARKE E. GLASPELL
Clarke E. Glaspell Controller

Dated: June 25, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Nortel Networks Corporation on June 19, 2012.

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